UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 20, 2015
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 East Innovation Circle
Tempe, AZ 85284
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Amkor Technology, Inc. (the “Company”) today announced that it has issued a notice for the redemption of all $345.0 million aggregate principal amount of the Company’s outstanding 7.375% Senior Notes due 2018 (the “Notes”) to be effected on June 19, 2015. In accordance with the terms of the indenture governing the Notes, the redemption price will be 101.844% of the principal amount of the Notes, or $1,018.44 per $1,000.00 principal amount thereof, paid in cash. In addition, the Company will pay accrued and unpaid interest on the Notes to, but excluding, the redemption date. Upon completion of the redemption, no Notes will remain outstanding. The Company plans to fund the redemption of the Notes with borrowings under the Company’s credit facilities and cash on hand.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit    Description
99.1    Press release, dated May 20, 2015, announcing notice of redemption

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.

By:	/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date: May 20, 2015

Index to Exhibits

Exhibit	Description

99.1	Press release, dated May 20, 2015, announcing notice of redemption